UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2013

KB HOME

(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 231-4000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Early Tender Results

At 5:00 p.m., New York City time, on October 28, 2013 (the “Early Tender Date”), the early tender period expired for the cash tender offers that KB Home (the “Company”) announced on October 15, 2013 for any and all of its outstanding 5 3⁄4% Senior Notes due 2014 (the “2014 Notes”), any and all of its outstanding 5 7/8% Senior Notes due 2015 (the “5 7/8% Notes”) and up to $37.0 million of its outstanding 6 1⁄4% Senior Notes due 2015 (the “6 1⁄4% Notes,” and together with the 2014 Notes and the 5 7/8% Notes, the “Notes”).

According to Global Bondholder Services Corporation, the depositary and information agent for the tender offers, as of the Early Tender Date, the Company has received valid tenders in aggregate principal amount of $187.1 million from holders of the Notes as set forth in the table below.

					Dollars per $1,000 Principal Amount of Securities
Title of Security	CUSIP Number	Principal Amount Outstanding	Principal Amount Tendered	Principal Amount Accepted	Tender Offer Consideration	Early Tender Premium	Total Consideration (a)
2014 Note Tender Offer

5 3⁄4% Senior Notes due 2014	48666KAH2	$75,970,000	$19,698,000	$19,698,000	$983.85	$30.00	$1,013.85
2015 Note Tender Offers
5 7⁄8% Senior Notes due 2015	48666KAL3	$102,172,000	$91,053,000	$91,053,000	$1,035.95	$30.00	$1065.95

6 1⁄4% Senior Notes due 2015	48666KAM1	$236,906,000	$76,345,000	$37,000,000	$1,045.00	$30.00	$1,075.00

(a) As set forth in the Offer to Purchase described below, the Total Consideration will be payable only to holders of Notes that were validly tendered (and not validly withdrawn) as of the Early Tender Date, and that are accepted for purchase.

The tender offers are scheduled to expire at 11:59 p.m., New York City time, on November 12, 2013, unless extended or earlier terminated by the Company. The tender offers are being made pursuant to an Offer to Purchase dated October 15, 2013 and a related Letter of Transmittal, which set forth a more detailed description of the tender offers.

The Company accepted for payment all of the Notes that were validly tendered (and not validly withdrawn) as of the Early Tender Date, subject to the proration procedures set forth in the Offer to Purchase with respect to the 6 1⁄4% Notes. In addition, as the principal amount of 6 1⁄4% Notes validly tendered (and not validly withdrawn) exceeds $37.0 million, holders who tender 6 1⁄4% Notes after the Early Tender Date will not have any of their 6 1⁄4% Notes accepted for purchase.

None of the Company, its board of directors, the depositary and information agent, the dealer managers or the trustee with respect to the Notes makes any recommendation as to whether holders of the Notes should tender or refrain from tendering all or any portion of the principal amount of such Notes.

The foregoing information does not constitute an offer to buy or the solicitation of an offer to sell securities. The tender offers are being made solely by means of the Offer to Purchase and the related Letter of Transmittal. In those jurisdictions where the securities, blue sky or other laws require any tender offer to be made by a licensed broker or dealer, such tender offer will be deemed to be made on behalf of the Company by the dealer managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Optional Redemption

On October 29, 2013, U.S. Bank National Association, as successor trustee for the 2014 Notes and 5 7/8% Notes, issued redemption notices to holders through the depositary arrangements established for such Notes that the Company will redeem all of the 2014 Notes and 5 7⁄8% Notes that remain outstanding as of November 29, 2013, in each case at the redemption price calculated under and in accordance with the “make-whole” redemption provisions of the applicable notes, as set forth in the notices. The foregoing does not constitute a notice of redemption with respect to any of the 2014 Notes and 5 7⁄8% Notes.

Copies of the notices of redemption for the 2014 Notes and 5 7/8% Notes are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Senior Notes Issuance

On October 29, 2013, the Company issued $450,000,000 in aggregate principal amount of its 7.000% Senior Notes due 2021 (the “Senior Notes”). The Company filed a prospectus supplement, dated October 15, 2013, under its Registration Statement on Form S-3ASR (No. 333-176930) with respect to the offering of the Notes. Exhibits are filed herewith in connection with the issuance of the Senior Notes.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 15, 2013, regarding $450,000,000 of the Company’s 7.000% Senior Notes due 2021.
4.32	Form of 7.000% Senior Note due 2021.
4.33	Officers’ Certificate and Guarantors’ Officers’ Certificate dated October 29, 2013, establishing the form and terms of the Senior Notes.
5.11	Opinion of Munger, Tolles & Olson LLP.
5.12	Opinion of Parsons, Behle & Latimer.
5.13	Opinion of Graves, Dougherty, Hearon & Moody, P.C.
5.14	Opinion of Gammage & Burnham.
23.7	Consent of Munger, Tolles & Olson LLP (included in Exhibit 5.11).
99.1	Notice of Redemption of 5 3⁄4% Senior Notes due 2014.
99.2	Notice of Redemption of 5 7/8% Senior Notes due 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2013

KB Home

By:	/s/ BRIAN J. WORAM
Brian J. Woram
Executive Vice President and General Counsel
Registered In-House Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 15, 2013, regarding $450,000,000 of the Company’s 7.000% Senior Notes due 2021.
4.32	Form of 7.000% Senior Note due 2021.
4.33	Officers’ Certificate and Guarantors’ Officers’ Certificate dated October 29, 2013, establishing the form and terms of the Senior Notes.
5.11	Opinion of Munger, Tolles & Olson LLP.
5.12	Opinion of Parsons, Behle & Latimer.
5.13	Opinion of Graves, Dougherty, Hearon & Moody, P.C.
5.14	Opinion of Gammage & Burnham.
23.7	Consent of Munger, Tolles & Olson LLP (included in Exhibit 5.11).
99.1	Notice of Redemption of 5 3⁄4% Senior Notes due 2014.
99.2	Notice of Redemption of 5 7/8% Senior Notes due 2015.